Sub-Item 77Q(1)(e): Copies of new investment advisory contracts

Amended Annex A dated December 13, 2007 to the Management Agreement with respect to Goldman Sachs Trust is incorporated herein by reference to Exhibit (d)(29) to Post-Effective Amendment No. 183 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on January 18, 2008 (Accession No. 0000950123-08-000557).